Exhibit 99.1

Computer Programs and Systems, Inc. Announces First Quarter 2006 Results;
    Company Declares Regular Quarterly Dividend of $0.36 Per Share

    MOBILE, Ala.--(BUSINESS WIRE)--April 20, 2006--Computer Programs and Systems, Inc. (NASDAQ/NM:CPSI):

    Highlights:

    -- First quarter net income increased 26.6%;
    -- Record quarterly sales of $29.5 million;
    -- Signed contracts for system installation at nine new client hospitals, averaging $720,000 per facility; and -- Declared regular quarterly dividend of $0.36 per share.

    Computer Programs and Systems, Inc. (NASDAQ/NM:CPSI), a leading provider of healthcare information solutions, today announced results for the first quarter ended March 31, 2006.
    The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $0.36 (thirty-six cents) per share, payable on May 26, 2006, to shareholders of record as of the close of business on May 5, 2006.
    Total revenues for the first quarter ended March 31, 2006, increased 11.9% to $29.5 million, compared with total revenues of $26.4 million for the prior year period. Net income for the quarter ended March 31, 2006, increased 26.6% to $4.1 million, or $0.38 per diluted share, which includes the impact of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payments, of $0.2 million, or $0.01 per diluted share (see table in attached Other Supplemental Information). For comparative purposes, excluding the impact of SFAS No.123R from both periods, net income for the quarter ended March 31, 2006, increased 31.5% to $4.3 million, or $0.39 per diluted share compared with $3.2 million, or $0.31 per diluted share, for the quarter ended March 31, 2005. Cash flow from operations for the first quarter of 2006 was $3.3 million, compared with $6.5 million for the same period last year.
    Commenting on the results, David Dye, chief executive officer and president of CPSI, stated, "We remain pleased with our overall performance in all three major categories of our business, namely system sales, outsourcing services and, most importantly, customer support and maintenance. In particular for the first quarter, we experienced increasing sales of add-on clinical software applications to our existing customer base, a trend we believe will continue as community hospitals move toward an electronic medical record."
    For the second quarter of 2006, the Company anticipates total revenues of $27.0 to $28.5 million and net income of approximately $3.5 to $3.8 million, or $0.33 to $0.35 per diluted share, which includes the impact of Statement of Financial Accounting Standards
(SFAS) No. 123R, Share-Based Payments, of $0.2 million, or $0.02 per diluted share. CPSI's 12-month backlog as of March 31, 2006, was $81.1 million, consisting of $22.0 million in non-recurring system purchases and $59.1 million in recurring payments for support, outsourcing, ASP and ISP contracts.
    A listen-only simulcast and replay of CPSI's first quarter 2006 conference call will be available on-line at www.cpsinet.com and www.earnings.com on April 21, 2006, beginning at 9:00 a.m. Eastern Time.

    About Computer Programs and Systems, Inc.

    CPSI is a leading provider of healthcare information solutions for community hospitals with over 575 client hospitals in 46 states. Founded in 1979, the Company is a single-source vendor providing comprehensive software and hardware products, complemented by complete installation services and extensive support. Its fully integrated, enterprise-wide system automates clinical and financial data management in each of the primary functional areas of a hospital. CPSI's staff of over 800 technical, healthcare and medical professionals provides system implementation and continuing support services as part of a comprehensive program designed to respond to clients' information needs in a constantly changing healthcare environment. For more information, visit www.cpsinet.com.

    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as "expects," "anticipates," "estimates," "believes," "predicts," "intends," "plans," "potential," "may," "continue," "should," "will" and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and future financial results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: overall business and economic conditions affecting the healthcare industry; saturation of our target market and hospital consolidations; changes in customer purchasing priorities and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than we have; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of our products to function properly resulting in claims for medical losses; government regulation of our products and customers; interruptions in our power supply and/or telecommunications capabilities and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.


                  COMPUTER PROGRAMS AND SYSTEMS, INC.
             Unaudited Condensed Statements of Operations
                 (in thousands, except per share data)

                                                   Three Months Ended
                                                        March 31,
                                                   ------------------
                                                     2006      2005
                                                   --------  --------
Sales revenues:
 System sales                                       $14,519   $12,643
 Support and maintenance                             11,170    10,192
 Outsourcing                                          3,848     3,562
                                                   --------  --------
   Total sales revenues                              29,537    26,397

Cost of sales:
 System sales                                         8,755     7,955
 Support and maintenance                              4,908     4,564
 Outsourcing                                          2,223     1,962
                                                   --------  --------
   Total cost of sales                               15,886    14,481
                                                   --------  --------
   Gross profit                                      13,651    11,916

Operating expenses:
 Sales and marketing                                  2,209     1,835
 General and administrative                           4,982     4,868
                                                   --------  --------
   Total operating expenses                           7,191     6,703
                                                   --------  --------

   Operating income                                   6,460     5,213
Interest income, net                                    257       109
Other                                                    --        65
                                                   --------  --------
   Income before taxes                                6,717     5,387
Provision for income taxes                            2,624     2,153
                                                   --------  --------
   Net income                                        $4,093    $3,234
                                                   ========  ========

Basic earnings per share                              $0.38     $0.31
                                                   ========  ========
Diluted earnings per share                            $0.38     $0.31
                                                   ========  ========

Weighted average shares outstanding:
 Basic                                               10,706    10,490
 Diluted                                             10,798    10,574


                  COMPUTER PROGRAMS AND SYSTEMS, INC.
                       Condensed Balance Sheets
                            (in thousands)

                                                   March 31, Dec. 31,
                                                    2006       2005
                                                   --------  --------
                                ASSETS           (unaudited)
Current assets:
 Cash and cash equivalents                          $10,921   $11,670
 Investments                                         10,310    10,231
 Accounts receivable, net of allowance for
  doubtful accounts of $796 and $704, respectively   12,873    12,414
 Financing receivables, current portion               1,569     1,169
 Inventory                                            1,948     1,988
 Deferred tax assets                                  1,395     1,201
 Prepaid expenses                                       125       265
 Prepaid income taxes                                  --         268
                                                   --------  --------
   Total current assets                              39,141    39,206

Financing receivables, long-term                      1,406     1,605
Property and equipment                               12,225    12,039
Accumulated depreciation                             (6,170)   (5,866)
                                                   --------  --------
   Total assets                                     $46,602   $46,984
                                                   ========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                    $1,424    $2,051
 Deferred revenue                                     2,903     3,286
 Accrued vacation                                     2,000     1,876
 Other accrued liabilities                            1,732     2,685
 Income Taxes payable                                   706      --
                                                   --------  --------
   Total current liabilities                          8,765     9,898

Deferred tax liabilities                                650       698

Stockholders' equity:
 Common stock, par value $0.001 per share,
  30,000,000 shares authorized, 10,752,316 and
  10,624,901 shares issued and outstanding               11        11
 Additional paid-in capital                          25,974    20,576
 Deferred compensation                               (4,887)      (72)
 Accumulated other comprehensive income                 (78)      (68)
 Retained earnings                                   16,167    15,941
                                                   --------  --------
   Total stockholders' equity                        37,187    36,388
                                                   --------  --------
   Total liabilities and stockholders' equity       $46,602   $46,984
                                                   ========  ========


                  COMPUTER PROGRAMS AND SYSTEMS, INC.
                    Other Supplemental Information
                            (In thousands)

The following table summarizes free cash flow for the Company:

                                                   Three Months Ended
                                                        March 31,
                                                   ------------------
                                                     2006      2005
                                                   --------  --------

Net cash provided by operating activities            $3,292    $6,466
Purchases of property and equipment                    (386)     (697)
                                                   --------  --------
Free cash flow                                       $2,906    $5,769
                                                   ========  ========

Free cash flow is a non-GAAP financial measure which CPSI defines as net cash provided by operating activities less purchases of property and equipment. The most directly comparable GAAP financial measure is net cash provided by operating activities. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the financial resources of the Company and its ability to generate cash.

Stock Compensation Expense per SFAS No. 123R:

                                                              Three
                                                              Months
                                                              Ended
                                                             March 31,
                                                               2006
                                                             --------
2002 Employee Option Plan (5/22/02 grant)                         $90
2005 Restricted Stock Plan (1/30/06 grant)                        172
                                                             --------
Stock Compensation Expense                                        262
Tax Benefit                                                      (102)
                                                             --------
Net Compensation Expense                                         $160
                                                             ========

Earnings Per Share Impact                                       $0.01
                                                             ========
Diluted shares outstanding                                     10,798


    CONTACT: Computer Programs and Systems, Inc.
             M. Stephen Walker, 251-639-8100